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                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                               FORM T-1
                               --------

                  STATEMENT OF ELIGIBILITY UNDER THE
                   TRUST INDENTURE ACT OF 1939 OF A
               CORPORATION DESIGNATED TO ACT AS TRUSTEE

           Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) --


                 STATE STREET BANK AND TRUST COMPANY
         (Exact name of trustee as specified in its charter)

              Massachusetts                          04-1867445
     (Jurisdiction of incorporation or            (I.R.S. Employer
  organization if not a U.S. national bank)      Identification No.)

       225 Franklin Street, Boston, Massachusetts       02110
       (Address of principal executive offices)       (Zip Code)

  John R. Towers, Esq.  Executive Vice President and General Counsel
          225 Franklin Street, Boston, Massachusetts  02110
                           (617) 654-3253
      (Name, address and telephone number of agent for service)

                        --------------------


                    INTRUST FINANCIAL CORPORATION
        (Exact name of obligor as specified in its charter)

            KANSAS                              48-0937376
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)             Identification No.)

                  105 NORTH MAIN STREET, BOX ONE
                       WICHITA, KANSAS 67202
      (Address of principal executive offices)  (Zip Code)


                        --------------------

                      % SUBORDINATED DEBENTURES
                   (Title of indenture securities)


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                               GENERAL

ITEM 1.    GENERAL INFORMATION.

           FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

           (A)  NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY
           AUTHORITY TO WHICH IT IS SUBJECT.

                  Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                  Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

           (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE
           TRUST POWERS.
                  Trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH OBLIGOR.

           IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                  (See note on page 2.)

ITEM 3. THROUGH ITEM 15.  NOT APPLICABLE.

ITEM 16.   LIST OF EXHIBITS.

           LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT
OF ELIGIBILITY.

           1.   A COPY OF THE ARTICLES OF ASSOCIATION OF THE
           TRUSTEE AS NOW IN EFFECT.

                  A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. thereto.

            2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

                  A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            3. A COYP OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

                  A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                  A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
                  Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.



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            5.    A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE
            OBLIGOR IS IN DEFAULT.

                  Not applicable.

            6. THE CONSENTS OF UNITED STATE INSTITUTIONAL TRUSTEES REQUIRED BY SECTION 321(b) OF THE ACT.

                  The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

            7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                  Exhibit 7 and made a part hereof.


                                  NOTES

      In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

      The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 14th day of November, 1997.

                              STATE STREET BANK AND TRUST COMPANY


                              By:   /S/ Paul D. Allen
                                    ------------------------------------
                                    Paul D. Allen
                                    Vice President




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                               EXHIBIT 6

                        CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by INTRUST Financial Corporation of its % Subordinated Debentures, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    STATE STREET BANK AND TRUST COMPANY


                                    By:   /S/ Paul D. Allen
                                          -------------------------------
                                          Paul D. Allen
                                          Vice President

Dated:      November 14, 1997



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                                EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the
         -------------
Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                                                             Thousands of
ASSETS                                                                                                       Dollars

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                                          1,842,337
   Interest-bearing balances                                                                                   8,771,397
Securities                                                                                                    10,596,119
Federal funds sold and securities purchased
   under agreements to resell in domestic offices
   of the bank and its Edge subsidiary                                                                         5,953,036
Loans and lease financing receivables:
   Loans and leases, net of unearned income                          5,769,090
   Allowance for loan and lease losses                                  74,031
   Allocated transfer risk reserve                                           0
   Loans and leases, net of unearned income and allowances                                                     5,695,059
Assets held in trading accounts                                                                                  916,608
Premises and fixed assets                                                                                        374,999
Other real estate owned                                                                                              755
Investments in unconsolidated subsidiaries                                                                        28,992
Customers' liability to this bank on acceptances outstanding                                                      99,209
Intangible assets                                                                                                229,412
Other assets                                                                                                   1,589,526
                                                                                                              ----------

Total assets                                                                                                  36,097,449
                                                                                                              ==========
LIABILITIES

Deposits:
   In domestic offices                                                                                        11,082,135
      Noninterest-bearing                                            8,932,019
      Interest-bearing                                          .    2,150,116
   In foreign offices and Edge subsidiary                                                                     13,811,677
      Noninterest-bearing                                              112,281
      Interest-bearing                                              13,699,396
Federal funds purchased and securities sold under
   agreements to repurchase in domestic offices of
   the bank and of its Edge subsidiary                                                                         6,785,263
Demand notes issued to the U.S. Treasury and Trading Liabilities                                                 755,676
Other borrowed money                                                                                             716,013
Subordinated notes and debentures                                           ..                                         0
Bank's liability on acceptances executed and outstanding                                                          99,605
Other liabilities                                                                                                841,566

Total liabilities                                                                                             34,091,935
                                                                                                              ----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                          0
Common stock                                                                                                      29,931
Surplus                                                                                                          437,183
Undivided profits and capital reserves/Net unrealized holding gains (losses)                                   1,542,695
Cumulative foreign currency translation adjustments                                                               (4,295)
Total equity capital                                                                                           2,005,514
                                                                                                              ----------
Total liabilities and equity capital                                                                          36,097,449



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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                    Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                    David A. Spina
                                                    Marshall N. Carter
                                                    Truman S. Casner




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